[LETTERHEAD OF BRANDEN T. BURNINGHAM]


September 1, 2000

David A. Gust, President
MegaMedia Networks, Inc.
57 West Pine Street
Orlando, Florida 32801


Re: Opinion letter, dated September 1, 2000, regarding shares of common stock of MegaMedia Networks, Inc., a Delaware corporation (the "Company")


Dear Mr. Gust:

     I hereby consent to being named in the Prospectus included in the Companys Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

                                                  Sincerely yours,

                                                  /s/ Branden T. Burningham

                                                  Branden T. Burningham